UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 29, 2014
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Supertel Hospitality, Inc. (the “Company”) held its annual meeting of shareholders on May 29, 2014.  The holders of the common stock and the Series C convertible preferred stock, voting as one group, (i) elected eight directors for an annual term, (ii) approved an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the permitted maximum size of the Board of Directors from nine (9) to eleven (11) members, (iii) approved reincorporation of the Company from Virginia to Maryland by merging into a newly formed, wholly-owned Maryland corporation, (iv) approved a proposal not to require shareholder approval for the board of directors to change the size of the board of the surviving corporation if the Company is reincorporated from Virginia to Maryland, (v) approved a proposal to add an additional indemnification provision to the articles of incorporation of the surviving corporation if the Company is reincorporated from Virginia to Maryland, and (vi) approved a proposal to permit the board of directors to approve, without action by the shareholders, an increase or decrease in authorized stock of the surviving corporation if the Company is reincorporated from Virginia to Maryland.

For the annual meeting there were 2,901,274 shares of common stock and 3,000,000 shares of Series C Convertible preferred stock outstanding and eligible to vote as one group, representing 4,378,107 votes eligible to be cast at the meeting, of which holders of common stock and Series C Convertible preferred stock representing 3,733,090 votes were present at the meeting in person or by proxy.  The tabulation for each matter voted upon at the meeting was as follows:

Eight nominees were elected to serve as Directors of the Company for an annual term by the following vote:

	For	Withheld	Broker Non-Vote
Daniel R. Elsztain	2,464,258	308,875	959,957
James H. Friend	2,478,070	295,063	959,957
Donald J. Landry	2,497,653	275,480	959,957
William C. Latham	2,689,671	83,462	959,957
John M. Sabin	2,455,430	317,703	959,957
Corrine L. Scarpello	2,641,015	132,118	959,957
Kelly A. Walters	2,439,368	333,765	959,957
George R. Whittemore	2,452,020	321,113	959,957

The shareholders approved the amendment to the Company’s Amended and Restated Articles of Incorporation to increase the permitted maximum size of the Board of Directors from nine (9) to eleven (11) members by the following vote:

For	Against	Abstain	Broker Non-Vote
3,348,755	372,128	12,207	0

The shareholders approved reincorporation of the Company from Virginia to Maryland by merging into a newly formed, wholly-owned Maryland corporation by the following vote:

For	Against	Abstain	Broker Non-Vote
2,436,627	331,196	5,310	959,957

The shareholders approved the proposal not to require shareholder approval for the board of directors to change the size of the board of the surviving corporation if the Company is reincorporated from Virginia to Maryland by the following vote:

For	Against	Abstain	Broker Non-Vote
2,316,646	448,173	8,314	959,957

The shareholders approved the proposal to add an additional indemnification provision to the articles of incorporation of the surviving corporation if the Company is reincorporated from Virginia to Maryland by the following vote:

For	Against	Abstain	Broker Non-Vote
2,431,321	334,072	7,740	959,957

The shareholders approved the proposal permit the board of directors to approve, without action by the shareholders, an increase or decrease in authorized stock of the surviving corporation if the Company is reincorporated from Virginia to Maryland. by the following vote:

For	Against	Abstain	Broker Non-Vote
2,359,965	406,543	6,625	959,957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: June 2, 2014	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer